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                                                                  EXHIBIT 10(f)

                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT is made this 31st day of August, 1996, between Glacier Bancorp, Inc., a corporation incorporated under the laws of the State of Delaware ("Company"), Glacier Bank FSB, a National corporation and a wholly owned subsidiary of the Company ("Bank") (collectively, the "Employers"), and JAMES H.
STROSAHL ("Executive").

                                    RECITALS

         A. The Executive presently is the Chief Financial Officer of the Bank and of the Company.

         B. The parties desire to define and set forth the current duties and responsibilities of the Executive in all his capacities with the Company, its subsidiaries and the Bank, provide for contract renewals, and to further induce the Executive to continue active participation in the business of the Employers.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and for other valuable consideration, the parties agree as follows:

1. Employment. The Employers herein employ the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2.       Duties.

         (a) The Executive is employed as Chief Financial Officer of the Bank and of the Company and his duties and responsibilities in those capacities are those as set forth in the document hereto annexed, entitled "Chief Financial Officer " and by reference made part of this agreement.

         (b) During the term of employment under this agreement, Executive will apply on a full time basis (allowing for usual vacations and sick leave) all of his skill and experience to the performance of his duties in this employment. The Executive may have other business investments and participate in other business ventures, provided such activities shall not interfere or be inconsistent with his duties hereunder.

3. Basic Compensation. For all services rendered by the Executive under this agreement, the Employer shall pay the Executive a base salary of $70,000 per year.

4. Term. This agreement shall terminate August 31, 1997, the anniversary date; provided however, on that anniversary date and each anniversary thereafter the Boards of Directors of the Employers shall consider, with appropriate corporate documentation thereof, and after taking into account all relevant factors including Executive's performance hereunder, renewal of the term of employment under this agreement for an additional one year and the term of agreement shall be renewed, unless either the Boards of Directors of the Employers do not approve such renewal and provide written notice to the Executive of such event, or the Executive gives written notice to the


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         Employers not less than thirty (30) days prior to any such anniversary date of the Executive's election not to extend the term beyond its then scheduled expiration date.

5.       Covenant not to Compete.

         (a) During the term of Executive's employment and for one year after the termination of such employment, if such employment is terminated by Employers for cause (as defined under Section 12(b)), or by the Executive (except pursuant to the provisions of Section 6 following a change in control), Executive will not, without the prior written approval of the Boards of Directors of Employers, become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition with Employers or any subsidiary of Employers as the business of Employers or their subsidiaries may be constituted during the term of Executive's employment or at the termination thereof.

         (b) For the purpose of this paragraph, business enterprise with which Executive becomes associated as an officer, employee, agent, partner or director shall be considered in "substantial direct competition", if such enterprise is a bank, savings and loan association, credit union or other equivalent financial institution operating or maintaining an office or branch in Flathead or Lake or Lincoln or Glacier or Yellowstone Counties, Montana.

6. Benefits Upon Termination. If the Executive's employment is terminated subsequent to a Change in Control of the Company by (i) either of the Employers other than for Cause, Disability, Retirement or as a result of the Executive's death or (ii) by the Executive for any reason, then the Employers shall, subject to the provisions of Section 7 hereof, if applicable:

         (a) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first day of the month following the Date of Termination, a cash amount equal to the product determined by multiplying (i) the Executive's Annual Compensation by (ii) the lesser of (A) the difference between the number 65 and the Executive's age in years and fractions thereof on the Date of Termination, and (B) the number 2.99; and

         (b) maintain and provide for a period ending at the earlier of (i) three (3) years after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than the Employers' Pension Plan, Profit sharing Plan and any other retirement plan of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in subparagraph (b) above is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits

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                  substantially similar to those which the Executive was
                  entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

7. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which Executive has the right to receive from Employers, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), Executive may request that the payments and benefits pursuant to
         Section 6 hereof shall be reduced, in the manner determined by the Executive.

8.       Mitigation:  Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise except as specifically provided in
                  Section 6(b).

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with Employers pursuant to employee benefit plans of the Employers or otherwise.

9. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

10. Assignability. The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of their respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

11.      Nature of Employment and Obligations.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers

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                  hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

12. Definitions. For the purposes of this agreement the following words and terms shall have the following meanings:

         (a) Annual Compensation. The Executive's "Annual Compensation" shall be deemed to mean the highest level of compensation paid to the Executive by the Employers or any subsidiary thereof during any of the three calendar years ending during the calendar year in which the Date of Termination occurs, including base salary and bonuses under any employee benefit plans of the Employers.

         (b) Cause. Termination by the Employers of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

         (c) Change in Control of the Company. "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of
                  Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto; provided that, without limitation, such a change in control shall be deemed to have occurred if
                  (i) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (e) Disability. Termination by the Employers of the executive's employment based on "Disability" shall mean termination because of the Executive's failure to perform the normal and usual duties of his employment with the Employers for

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                  one hundred and thirty (130) consecutive business days as a result of the Executive's incapacity due to physical or mental illness.

         (f) Notice of Termination. Any purported termination by the employers for Cause, Disability or Retirement or by the Executive for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (g) Retirement. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

13. Regulatory Actions. The following provisions shall be applicable to the parties only to the extent that they are deemed to be required to be included in severance agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. Section 563.39(b), or any successor thereto, and under such circumstances shall be deemed to be controlling in limitation Section 3 hereof.

         (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIC") 12 U.S.C. Section 1818(e)(3) and Section 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section S(e) (4) or Section 8(g)(1) of the FDIA (12 U.S.C. Section 1818(e)(4) and
                  (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

         (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

         (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R.Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the

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                  time the Federal Deposit Insurance Corporation ("FDIC") or
                  Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(3) of the FDIC (12 U.S.C.Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director of his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

14. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Company and the Bank hereunder shall be suspended in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to
         Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)).

15. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Employers:     Glacier Bancorp, Inc.
                                        202 Main Street
                                        Kalispell, Montana 59901-4454
                                        Attention: John S. MacMillan, President

                  To the Executive:     James H. Strosahl
                                        1329 Creekside Drive
                                        Kalispell, Montana 59901

16. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Montana.

18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

19. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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20.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 31st day of August, 1996, signed by the officers of the Employers as authorized and designed by the Boards of Directors.


Attest:                            GLACIER BANCORP, INC.:



/s/ Joan L. Holling                By: /s/ John S. MacMillan
---------------------------            -----------------------------------------
Joan L. Holling                            John S. MacMillan
Assistant Secretary                        President/Chief Executive Officer


Attest:                            GLACIER BANK, FSB:



/s/ Joan L. Holling                By:/s/ John S. MacMillan
---------------------------            -----------------------------------------
Joan L. Holling                           John S. MacMillan
Assistant Secretary                       President/Chief Executive officer


Witness:                           EXECUTIVE:



                                            /s/ James H. Strosahl
---------------------------            -----------------------------------------
                                                JAMES H. STROSAHL




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JOB TITLE: CHIEF FINANCIAL OFFICER

Reports to:       President/CEO

FLSA Status:      Exempt

GENERAL SUMMARY

Has broad responsibility for the company's fiscal operating results. Prepares, presents, and interprets financial reports to management, directors, shareholders, and governmental agencies. Counsels management on fiscal control and profitability. Develops and prescribes adequate financial procedures to provide the basis for management decisions and control.

JOB REQUIREMENTS

         Communication/Effort
         Business related communication with the CEO/President and Board of Directors.

         Skill Required
         Specialized proficiency applied to complex tasks and problems that require knowledge of numerous approaches and principles.

         Responsibility
         Must know procedures and handling assigned projects, ensuring that they are carried out successfully and goals are achieved.

         Scope
         A broad functional activity or several specialized activities.

         Impact
         Basic contribution is to make decisions which contribute indirectly to the full range of bank costs and/or income and /or resources utilization. Erroneous decisions may result in failure to achieve objectives important to major goals.

KEY RESULTS AREA: Publicly Held Company Requirements

Performance Standards

         1. Responsible for all public held reporting requirements, such as 10Q and 10K. Oversee the preparation and submission of the required reports within the prescribed due dates.

         2. Responsible for identifing and maintaining SEC and Federal requirements for publicly held companies.



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KEY RESULTS AREA: Forecast Financials For Strategic Planning

Performance Standards

         1. Responsible for the development of budgeting and compilation of financials for the purpose of strategic planning during the annual Board retreat.

         2. Participate on the investment committee for the purpose of asset/liability management.

         3. Responsible for monitoring quarterly GAP ratios for asset/liability gap and interest margin analysis.

KEY RESULTS AREA: Tax Planning And Preparation

Performance Standards

         1.       Responsible for timely completion of company's tax return.

         2. Responsible for formulating annual tax planning with management, outside independent audit firm and the company's tax firm.

         3. Responsible for the timely submission of quarterly tax deposits.

KEY RESULTS AREA: Regulatory Agency Reporting

Performance Standards

         1. Oversees the preparation and timely submission of regulatory reports to the Federal Reserve Bank, Office of Thrift Supervision, Federal Deposit Insurance Corporation and the Office of the Comptroller of Currency.

         2. Oversees the preparation and timely submission of payroll reporting to the proper agencies.

KEY RESULTS AREA: Annual Independent Audit

Performance Standards

         1. Coordinate and assure accurate and timely preparation of worksheets for the independent audit.

         2. Responsible for the preparation of the annual statement and footnotes for the annual report.

         3. Responsible for coordinating schedules for the annual report with the advertising agency and printers.


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KEY RESULTS AREA: Controllers Department

Performance Standards

         1. Oversees controllers department for timely and accurate reporting of monthly financials for board reports, branch profitability and other reporting as necessary.

         2. Oversees controllers department for monthly accruals and recording of income and expense items.

         3. Oversees maintenance of chart of accounts for properly recording accounts of the company.

KEY RESULTS AREA: Responsible For GLACIER BANCORP,INC. Investments

Performance Standards

         1.       Coordinate all investment decisions with President.

         2. Acquire interest rates by no later than 9:00 a.m. every morning.

         3. Establish with President all investment policies/procedures and report to Board monthly all changes.

         4. Set up finance committee meeting no less than once every month to review investment policies.

         5. Secretary to the Asset-Liability Committee charged with setting up monthly meetings.